EXHIBIT 99.1

Community West Bancshares Earns $1.7 Million in Second Quarter of 2014

GOLETA, Calif., July 24, 2014 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (Nasdaq:CWBC), parent company of Community West Bank (Bank), today reported net income of $1.7 million in the second quarter of 2014 (2Q14) compared to $1.4 million in the first quarter of 2014 (1Q14) and $2.1 million in the second quarter a year ago (2Q13). In the first six months of 2014, Community West earned $3.1 million compared to $3.2 million in the first six months a year ago.

Pretax income was $5.4 million for the first six months of 2014 compared to $3.2 million for the first six months a year ago. The net income for the comparative periods was virtually the same, however, due to the Company's tax position in 2013, there was no income tax expense recorded.

"Community West's second quarter success was fueled by ongoing improvements in credit quality coupled with solid loan and deposit growth," stated Martin E. Plourd, President and Chief Executive Officer. "We have seen improvements across all areas of our operations during the first six months of the year and continue to benefit from a healthy net interest margin. The improvement in operating efficiencies enhances our profitability. We remain focused on expanding our banking franchise and refining our marketing outreach in the communities we serve while continuing to increase shareholder value."

2Q14 Financial Highlights

  Net income was $1.7 million.
  Earnings of $0.18 per diluted share.
  Net interest margin was 4.55% in 2Q14, compared to 4.65% in 1Q14 and 4.53% in 2Q13.
  Net loans increased 8.0% to $484.1 million, compared to $448.4 million a year earlier.
  Nonaccrual loans were $15.8 million at June 30, 2014, compared to $15.7 million at March 31, 2014 and $20.7 million a year ago.
  The total allowance for loan losses equaled 2.48% of total loans held for investment at June 30, 2014, compared to 2.71% at March 31, 2014 and 3.14% a year ago.
  Redeemed $7,804,000 of 9% cumulative perpetual preferred stock Series A, leaving remaining balance of $7,796,000.
  Community West Bank's capital ratios continue to be strong - Total risk-based capital ratio was 15.30% and Tier 1 leverage ratio was 11.13% at June 30, 2014.

Including $329,000 of preferred stock dividends, and a discount on partial redemption of preferred stock of $144,000, the net income available to common stockholders was $1.5 million, or $0.18 per diluted share, in 2Q14 compared to $1.2 million, or $0.15 per diluted share, in 1Q14 and $1.9 million, or $0.23 per diluted share, in 2Q13.

Credit Quality

"Most asset quality metrics continue to stabilize and/or  improve, with real estate owned decreasing and nonaccrual loans unchanged during the quarter," said Plourd. "As asset quality continues to improve, we recorded a negative provision for loan losses of $1.0 million in 2Q14, compared to a negative provision of $1.4 million in 1Q14, and a negative provision of $1.1 million in the second quarter a year ago." Contributing to the 2Q14 allowance reduction were net loan recoveries of $151,000, compared to net loan recoveries of $519,000 in 1Q14 and net loan charge-offs of $410,000 in 2Q13.

Community West's allowance for loan losses totaled $10.5 million at June 30, 2014, equal to 2.48% of total loans held for investment, compared to 2.71% at March 31, 2014, and 3.14% a year ago. Nonaccrual loans were $15.8 million, or 3.19% of total loans at June 30, 2014, compared to $15.7 million, or 3.25% of total loans, three months earlier, and $20.7 million, or 4.48% of total loans, a year ago.

Of the $15.8 million in nonaccrual loans, $5.8 million (37.0%) were manufactured housing loans, $3.5 million (22.0%) were commercial loans, $2.5 million (16.0%) were commercial real estate loans, $1.7 million (10.5%) were SBA loans, $1.1 million (6.8%) were SBA 504 1st loans, $636,000 (4.0%) were single family real estate loans and $575,000 (3.7%) were home equity line of credit loans.

REO and repossessed assets decreased 83.9% to $610,000 at June 30, 2014, compared to $3.8 million three months earlier and decreased 85.1% compared to $4.1 million a year earlier. Nonaccrual loans plus REO and repossessed assets, net of SBA/USDA guarantees, totaled $16.4 million, or 2.9% of total assets, at June 30, 2014, compared to $17.3 million, or 3.2% of total assets, three months earlier and $22.1 million, or 4.1% of total assets, a year ago.

Income Statement

Community West's second quarter net interest income increased 6.6% to $6.3 million compared to $5.9 million in the second quarter a year ago, and increased 3.1% compared to $6.1 million three months earlier. In the first six months of 2014, Community West's net interest income increased 5.7% to $12.4 million compared to $11.7 million in the first six months of 2013.

"Despite continued pressure on our loan yields, our net interest margin remains well above peer levels due to higher than industry average yields on our loan mix," said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer. Community West's second quarter net interest margin remained strong at 4.55%, compared to 4.65% in 1Q14 and 4.53%in 2Q13. Year-to-date, the net interest margin improved five basis points to 4.60% compared to 4.55% in the same period a year ago. The net interest margin for the SNL Bank and Thrift Index, comprised of 440 banks at the end of the first quarter of 2014, was 2.83%. "Similar to most financial institutions, the Bank will experience some future pressure on loan yields if the current low-interest rate environment persists," added Baltuskonis.

Non-interest income was $656,000 in 2Q14 compared to $518,000 in 1Q14 and $836,000 in 2Q13. In the first six months of the year, non-interest income was $1.2 million compared to $1.6 million in the first six months of 2013.

Second quarter non-interest expenses were $5.0 million, an 8.9% decrease compared to $5.5 million in 1Q14 and an 11.4% decrease compared to $5.7 million in 2Q13. In the first six months of the year, non-interest expenses decreased 7.1% to $10.6 million compared to $11.4 million in the first six months of 2013. The decrease in non-interest expenses for the quarter and year-to-date period is in part due to the improved credit metrics, which resulted in the decline in loan collection expenses and costs associated with real estate owned.

Balance Sheet

Total assets increased 4.0% to $557.7 million at June 30, 2014, compared to $536.1 million a year ago. Total assets were $550.3 million at March 31, 2014.

"The loan pipeline has been fairly active in 2014 within the commercial loans and commercial real estate loan sectors. As a result, net loans increased 2.3% at June 30, 2014, compared to three months earlier and increased 8.0% compared to a year earlier," said Baltuskonis.  Net loans were $484.1 million at June 30, 2014, compared to $473.1 million at March 31, 2014, and $448.4 million a year ago. Commercial real estate loans outstanding were up 14.6% from year ago levels to $158.6 million at June 30, 2014, and comprise 32.1% of the total loan portfolio. Manufactured housing loans were down 1.0% from year ago levels to $170.7 million and represent 34.5% of total loans.  SBA loans decreased 14.7% from a year ago to $67.1 million and represent 13.6% of the total loan portfolio and commercial loans increased 62.1% from year ago levels to $69.1 million and represent 14.0% of the total loan portfolio.

Total deposits increased 5.8% to $472.3 million at June 30, 2014, compared to $446.5 million at March 31, 2014, and increased 8.6 % compared to $434.9 million a year ago. Non-interest-bearing deposit accounts increased 6.2% to $56.8 million at June 30, 2014, compared to $53.5 million at March 30, 2014, and increased 6.9% from $53.1 million a year ago. Interest-bearing deposit accounts increased 7.4% to $275.4 million at June 30, 2014, compared to $256.3 million three months earlier, and were up 6.8% compared to $257.8 million a year ago. Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $380.0 million at June 30, 2014 and comprise 80.4% of total deposits, compared to $356.5 million, or 79.8% of total deposits, at March 31, 2014, and $356.6  million, or 82.0% of total deposits, a year ago.

Stockholders' equity was $64.3 million at June 30, 2014, compared to $70.5 million at March 31, 2014, and $62.1 million a year ago. Book value per common share was $6.90 at June 30, 2014, compared to $6.70 at March 31, 2014, and $5.98 a year ago.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Interest income
Loans, including fees	$ 6,911	$ 6,761	$ 6,850	$ 13,672	$ 13,644
Investment securities and other	211	200	194	411	376
Total interest income	7,122	6,961	7,044	14,083	14,020
Interest expense
Deposits	688	642	760	1,330	1,519
Other borrowings and convertible debt	161	237	401	398	808
Total interest expense	849	879	1,161	1,728	2,327
Net interest income	6,273	6,082	5,883	12,355	11,693
Provision for credit losses	(1,011)	(1,371)	(1,084)	(2,382)	(1,280)
Net interest income after provision for credit losses	7,284	7,453	6,967	14,737	12,973
Non-interest income
Other loan fees	266	175	385	441	615
Document processing fees	116	78	145	194	255
Service Charges	71	72	85	143	170
Loan servicing, net	63	32	24	95	99
Gains from loan sales, net	28	65	111	93	272
Other	112	96	86	208	197
Total non-interest income	656	518	836	1,174	1,608
Non-interest expenses
Salaries and employee benefits	3,193	3,227	3,355	6,420	6,854
Occupancy, net	459	439	458	898	913
Professional services	371	360	290	731	605
Advertising and marketing	179	121	187	300	280
Loan servicing and collection	134	265	347	399	600
Data processing	109	172	125	281	275
FDIC assessment	90	80	261	170	526
Depreciation	81	75	74	156	148
Stock options	30	211	16	241	31
Net (gain) loss on sales/write-downs of foreclosed real
estate and repossessed assets	(190)	40	75	(150)	176
Other	575	535	489	1,110	958
Total non-interest expenses	5,031	5,525	5,677	10,556	11,366
Income before provision for income taxes	2,909	2,446	2,126	5,355	3,215
Income taxes	1,203	1,004	--	2,207	--
Net Income	1,706	1,442	2,126	3,148	3,215
Dividends and accretion on preferred stock	329	273	262	602	524
Discount on partial redemption of preferred stock	(144)	--	--	(144)	--
Net income available to common stockholders	$ 1,521	$ 1,169	$ 1,864	$ 2,690	$ 2,691
Earnings per share:
Basic	$ 0.19	$ 0.15	$ 0.30	$ 0.33	$ 0.44
Diluted	$ 0.18	$ 0.15	$ 0.23	$ 0.33	$ 0.35

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	June 30,	March 31,	June 30,	December 31,
	2014	2014	2013	2013

Cash and cash equivalents	$ 1,807	$ 1,945	$ 1,023	$ 1,472
Time and interest-earning deposits in other financial institutions	15,695	17,204	36,360	18,105
Investment securities	30,030	29,602	25,671	28,160
Loans:
Commercial	69,149	67,237	42,658	62,420
Commercial real estate	158,594	151,793	138,393	142,678
SBA	67,119	68,542	78,648	71,352
Manufactured housing	170,712	170,754	172,365	172,055
Single family real estate	13,696	10,646	9,873	10,150
HELOC	15,179	15,056	17,036	15,418
Other	109	451	1,833	140
Total loans	494,558	484,479	460,806	474,213

Loans, net
Held for sale	70,530	65,931	64,133	64,399
Held for investment	424,028	418,548	396,673	409,814
Less: Allowance	(10,496)	(11,356)	(12,456)	(12,208)
Net held for investment	413,532	407,192	384,217	397,606
NET LOANS	484,062	473,123	448,350	462,005

Other assets	26,147	28,383	24,694	29,258

TOTAL ASSETS	$ 557,741	$ 550,257	$ 536,098	$ 539,000

Deposits
Non-interest-bearing demand	$ 56,796	$ 53,470	$ 53,124	$ 52,461
Interest-bearing demand	275,418	256,329	257,785	258,445
Savings	15,917	16,161	16,273	16,158
CDs over 100K	110,170	107,217	94,397	95,979
CDs under 100K	13,993	13,348	13,292	13,092
Total Deposits	472,294	446,525	434,871	436,135
Other borrowings	18,000	30,000	35,667	31,442
Other liabilities	3,167	3,270	3,474	3,867
TOTAL LIABILITIES	493,461	479,795	474,012	471,444

Stockholders' equity	64,280	70,462	62,086	67,556

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 557,741	$ 550,257	$ 536,098	$ 539,000

Shares outstanding	8,190	8,184	7,800	7,867

Book value per common share	$ 6.90	$ 6.70	$ 5.98	$ 6.60

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended
PERFORMANCE MEASURES AND RATIOS	Jun. 30, 2014	Mar. 31, 2014	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013
Return on average common equity	12.30%	10.97%	21.21%	11.65%	16.71%
Return on average assets	1.21%	1.07%	1.61%	1.14%	1.23%
Efficiency ratio	72.61%	83.71%	84.37%	78.02%	85.38%
Net interest margin	4.55%	4.65%	4.53%	4.60%	4.55%

	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended
AVERAGE BALANCES	Jun. 30, 2014	Mar. 31, 2014	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013
Average assets	$ 567,147	$ 545,777	$ 530,607	$ 556,521	$ 527,694
Average earning assets	552,653	530,811	520,991	541,791	518,751
Average total loans	489,338	476,341	456,783	482,875	458,751
Average deposits	469,963	442,119	430,770	456,118	428,600
Average equity (including preferred stock)	70,469	68,891	55,632	69,684	54,170
Average common equity (excluding preferred stock)	55,641	53,291	40,201	54,472	38,805

EQUITY ANALYSIS	Jun. 30, 2014	Mar. 31, 2014	Jun. 30, 2013
Total equity	$ 64,280	$ 70,462	$ 62,086
Less: senior preferred stock	7,796	15,600	15,475
Total common equity	$ 56,484	$ 54,862	$ 46,611

Common stock outstanding	8,190	8,184	7,800
Book value per common share	$ 6.90	$ 6.70	$ 5.98

ASSET QUALITY	Jun. 30, 2014	Mar. 31, 2014	Jun. 30, 2013
Nonaccrual loans	$ 15,772	$ 15,722	$ 20,660
Nonaccrual loans/total loans	3.19%	3.25%	4.48%
REO and repossessed assets	$ 610	$ 3,781	$ 4,100
Less: SBA/USDA-guaranteed amounts	0	2,165	2,640
Net REO and repossessed assets	$ 610	$ 1,616	$ 1,460

Nonaccrual loans plus net REO	$ 16,382	$ 17,338	$ 22,120
Nonaccrual loans plus net REO/total assets	2.94%	3.15%	4.13%
Net loan (recoveries)/charge-offs in the quarter	$ (151)	$ (519)	$ 410
Net (recoveries)/charge-offs in the quarter/total loans	-0.03%	-0.11%	0.09%

Allowance for loan losses	$ 10,496	$ 11,356	$ 12,456
Plus: Reserve for undisbursed loan commitments	57	61	76
Total allowance for credit losses	$ 10,553	$ 11,417	$ 12,532
Total allowance for loan losses/total loans held for investment	2.48%	2.71%	3.14%
Total allowance for loan losses/nonaccrual loans	66.55%	72.23%	60.29%

Community West Bancshares
Tier 1 leverage ratio	11.35%	12.94%	11.71%
Tier 1 risk-based capital ratio	14.30%	15.96%	15.00%
Total risk-based capital ratio	15.57%	17.23%	16.68%

Community West Bank
Tier 1 leverage ratio	11.13%	12.36%	11.65%
Tier 1 risk-based capital ratio	14.03%	15.25%	14.83%
Total risk-based capital ratio	15.30%	16.52%	16.10%

INTEREST SPREAD ANALYSIS	Jun. 30, 2014	Mar. 31, 2014	Jun. 30, 2013
Yield on total loans	5.66%	5.76%	6.01%
Yield on investments	2.28%	2.38%	2.40%
Yield on interest-earning deposits	0.31%	0.22%	0.23%
Yield on earning assets	5.17%	5.32%	5.42%

Cost of interest-bearing deposits	0.66%	0.67%	0.80%
Cost of total deposits	0.59%	0.59%	0.71%
Cost of FHLB advances	2.79%	2.80%	2.93%
Cost of interest-bearing liabilities	0.78%	0.85%	1.11%
CONTACT: Charles G. Baltuskonis, EVP & CFO
         805.692.5821
         www.communitywestbank.com